Exhibit 21(a)

Subsidiaries of Illinova Corporation and Illinois Power Company


                                                State or Jurisdiction
Name                                               of Incorporation
----                                            ---------------------

Illinova Corporation                                  Illinois
   Illinois Power Company                             Illinois
      IP Gas Supply Company                           Illinois
      Illinois Power Fuel Company (1)                 Illinois
      Illinois Power Capital, L.P. (2)                Delaware
      Illinois Power Financing I                      Delaware
      Illinois Power Securitization Limited
         Liability company (3)                        Delaware
      Illinois Power Special Purpose Trust (4)        Delaware
   Illinois Business Enterprises, Inc. (5)            Illinois
   Illinova Generating Company                        Illinois
      Electric Energy, Inc. (6)                       Illinois
      Illinova Resource Recovery, Inc.
         (formerly IPG Canfield Co.)                  Illinois
      IGC Krishnapatnam Company
         (formerly IPG Dominguez Co.)                 Illinois
      IPG Eastern, Inc.                               Illinois
      IPG Ferndale, Inc.                              Illinois
      IPG Frederickson, Inc.                          Illinois
      IGC Solutions, Inc.
         (formerly IPG LAP Cogen, Inc.)               Illinois
      IGC Grimes Frontier, Inc.
         (formerly IPG Panorama Co.)                  Illinois
      IPG Paris, Inc.                                 Illinois
      IPG Western, Inc.                               Illinois
      IGC Acquisition Co.
         (formerly IPG Aztec Co.)                     Illinois
      IGC Brazos, Inc.                                Illinois
      IGC Development Company                         Illinois
      IGC International, Inc.                         Cayman Islands
      IGC Grimes County, Inc.
         (formerly IGC Sub Co., Inc.)                 Illinois
      White Oak Energy Investors, Inc.                Illinois
      IGC Maranon, LLC                                Cayman Islands
      IGC Miel, Inc.                                  Cayman Islands
      IGC Azucar, Inc.                                Cayman Islands
      ECI Energy, Ltd. (7)                            Delaware
      North American Energy Services Co. (8)          Washington
      IGC ELCO Partnership, LLC (9)                   Cayman Islands
      ELCO Power Investment Company, LLC (10)         Cayman Islands
      IGC Jamaica Partnership, LLC (11)               Cayman Islands
      IGC International II, Inc. (12)                 Cayman Islands
      IGC Flores Partnership, LLC (13)                Cayman Islands
      IGC Flores Partnership II, LLC (14)             Cayman Islands
      IGC Flores Loanco, LLC                          Cayman Islands
      FIG Leasing International, Inc. (15)            Cayman Islands
      FIG Leasing International III, Inc. (16)        Cayman Islands
      FIG Equipment, LLC (17)                         Cayman Islands
      IGC Aguaytia Partners, LLC (18)                 Cayman Islands
      IGC Mauritius Holding Company
         (formerly IGC-ABC Shanghai Co.)(19)          Mauritius
      Illinova ZJ XC Company (20)                     Mauritius
      IGC Mauritius International Company (21)        Mauritius
      IGC Uch, LLC (22)                               Cayman Islands
      Operaciones de Arequipa, LLC (23)               Cayman Islands
      Tenaska-Illinova Generating
         International, LLC (24)                      Cayman Islands
      Fuerza Electrica de Latinoamerica,LLC (25)      Cayman Islands
      IGC (Encoe), LLC                                Cayman Islands
      IGC Vietnam Development, Inc.                   Cayman Islands
      IGC STI Guna Company (26)                       Mauritius
      COE (UK) Corp. (27)                             Connecticut
      COE (Gencoe) Corp. (28)                         Connecticut
      Charter Oak (Paris), Inc. (29)                  Connecticut
      IGC (Wind),LLC (30)                             Cayman Islands
   Illinova Energy Partners, Inc.                     Delaware
      Tenaska Marketing Ventures (31)                 Nebraska
      EMC/Illinova Energy Partners (32)               Oklahoma
   Illinova Insurance Company                         Vermont

(1) Illinois Power Company owns 50% of the common stock of Illinois Power Fuel Company.

(2) Illinois Power Company is the general partner in Illinois Power Capital, L.P., with a 3% equity ownership share. Illinois Power Capital is consolidated in the accounts of Illinois Power Company.

(3) Illinois Power Company is the sole member of Illinois Power Securitization Limited Liability Company.

(4) Illinois Power Securitization Limited Liability Company is the sole owner of the Illinois Power Special Purpose Trust

(5) Illinova owns 100% of the common stock of Illinois Business Enterprises, Inc.

(6)  Illinova Generating Company owns 20% of the common stock of EEI.

(7) Illinova Generating Company owns 47.5% of the voting common stock of ECI Energy, Ltd.

(8) Illinova Generating Company owns 100% of the common stock of North American Energy Services Company.

(9) IGC International, Inc. (a wholly-owned subsidiary of Illinova Generating Company) owns 99% and IGC International II Inc. (a wholly-owned subsidiary of IGC International, Inc.) owns 1% of the common stock of IGC ELCO Partnership, LLC.

(10) IGC ELCO Partnership, LLC (a subsidiary of IGC International, Inc. and IGC International II, Inc.) owns 66.7% of the common stock of ELCO Power Investment Company, LLC.

(11) IGC International, Inc. (a wholly-owned subsidiary of Illinova Generating Company) owns 99% and IGC International II, Inc. (a wholly-owned subsidiary of IGC International, Inc.) owns 1% of the common stock of IGC Jamaica Partnership, LLC.

(12) IGC International, Inc. (a wholly-owned subsidiary of Illinova Generating Company) owns 100% of the equity of IGC International II, Inc.

(13) IGC International, Inc. (a wholly-owned subsidiary of Illinova Generating Company) owns 99% and IGC International II, Inc. (a wholly-owned subsidiary of IGC International, Inc.) owns 1% of the common stock of IGC Flores Partnership, LLC.

(14) IGC International, Inc. (a wholly-owned subsidiary of Illinova Generating Company) owns 99% and IGC International II, Inc. (a wholly-owned subsidiary of IGC International, Inc.) owns 1% of the common stock of IGC Flores Partnership II, LLC.

(15) IGC Flores Partnership, LLC (a subsidiary of IGC International, Inc. and IGC International II, Inc.) owns 51% of the common stock of FIG Leasing International, LLC.

(16) IGC Flores Partnership, LLC (a subsidiary of IGC International, Inc. and IGC International II, Inc.) owns 51% of the common stock of FIG Leasing International III, Inc..

(17) IGC Flores Partnership, LLC (a subsidiary of IGC International, Inc. and IGC International II, Inc.) owns 50% of the common stock of FIG Equipment, LLC.

(18) IGC International, Inc. (a wholly-owned subsidiary of Illinova Generating Company) owns 99% and IGC International II, Inc.(a wholly-owned subsidiary of IGC International, Inc.) owns 1% of the common stock of IGC Aguaytia Partners, LLC.

(19) IGC  International   II,  Inc.  (a  wholly-owned   subsidiary  of  Illinova
     Generating Company) owns 100% of the equity of IGC Mauritius.

(20) IGC International II, Inc. (a wholly-owned subsidiary of IGC International, Inc.) owns 100% of the equity of Illinova ZJ XC Company.

(21) IGC International II, Inc. (a wholly-owned subsidiary of IGC International, Inc.) owns 100% of the equity of ICG Mauritius International Company.

(22) IGC International,II Inc. (a wholly-owned subsidiary of IGC International, Inc.) owns 99% and IGC International, Inc. (a wholly-owned subsidiary of Illinova Generating Company) owns 1% of the common stock of IGC Uch, LLC.

(23) IGC International, Inc. (a wholly-owned subsidiary of Illinova Generating Company) owns 99% and IGC International II, Inc. (a wholly-owned subsidiary of IGC International, Inc.) owns 1% of the common stock of Operaciones de Arequipa, LLC.

(24) IGC Uch, LLC (a subsidiary of IGC International, Inc. and IGC International II, Inc.)owns 50% of the voting common stock of Tenaska-Illinova Generating International, LLC.

(25) IGC International, Inc. (a wholly-owned subsidiary of Illinova Generating Company) owns 99% and IGC International II, Inc. (a wholly-owned subsidiary of IGC International, Inc.) owns 1% of the common stock of Fuerza Electrica de Latinoamerica, LLC.

(26) IGC International II, Inc. (a wholly-owned subsidiary of IGC International, Inc.) owns 100% the equity IGC STI Guna Company.

(27) IGC (Encoe), LLC (a wholly-owned subsidiary of Illinova Generating Company) owns 79.9% and COE (Gencoe) Corp. (owned 49% by IGC (Encoe), LLC) owns 20.1% of the common stock of COE (UK) Corp.

(28) IGC (Encoe), LLC (a wholly-owned subsidiary of Illinova Generating Company) owns 49% of the common stock of COE (Gencoe) Corp.

(29) IPG Paris, Inc. (a wholly-owned subsidiary of Illinova Generating Company) owns 100% of the common stock of Charter Oak (Paris), Inc.

(30) IGC International, Inc. (a wholly-owned subsidiary of Illinova Generating Company) owns 100% of the equity of IGC (Wind) Inc.

(31) Illinova Energy Partners, Inc. owns 50% of the equity of Tenaska Marketing Ventures.

(32) Illinova Energy Partners, Inc. owns 51% of the equity of EMC/Illinois Energy Partners.